EXHIBIT 16.1


   [MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C. LETTERHEAD]



Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549

Gentlemen:

We have read and agree with the representations in Item 4 of Form 8-K/A of Bach-Hauser, Inc. dated January 24, 2003 relating to Merdinger, Fruchter, Rosen & Company, P.C.

                      /s/
                      MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                      Certified Public Accountants


New York, New York
March 10, 2003